Exhibit 99.1

Assurant Board of Directors Authorizes New Share Repurchase Program; Declares Quarterly Dividends on its Common and Preferred Stock

NEW YORK, January 12, 2021 — Assurant, Inc. (NYSE: AIZ), a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases, announced that the company’s Board of Directors authorized a new share repurchase program for up to $600 million of the company’s outstanding common stock. The new share repurchase program will take effect upon completion of the company’s current program, which has approximately $186 million of authorization remaining as of December 31, 2020.

“Our new authorization once again demonstrates our solid capital position that continues to be supported by the resilient earnings and strong cashflows from our operating segments,” said Alan Colberg, Assurant president and chief executive officer. “We have now returned 65 percent of our $1.35 billion objective from 2019 through year end 2020 and feel confident in our ability to complete our capital return objective in 2021.”

The share repurchase program may use open market and/or private transactions. The timing of purchases will be subject to management evaluation of current market conditions, applicable legal requirements and other factors.

In addition, the company’s Board of Directors declared dividends on its common and preferred stock as follows:

Common - a quarterly dividend of $0.66 per share of common stock. The dividend will be payable on March 15, 2021 to stockholders of record as of the close of business on February 22, 2021.

Preferred - a quarterly dividend of $1.6250 per share of 6.50% mandatory convertible preferred stock. The dividend will be payable on March 15, 2021 to stockholders of record as of the close of business on March 1, 2021. The preferred stock will convert into a certain number of shares of common stock on March 15, 2021.

Future dividend declarations will be made at the discretion of the Assurant Board of Directors and will be dependent upon the company’s earnings, financial condition, capital requirements, future prospects, regulatory and other restrictions, among other factors.

About Assurant
Assurant, Inc. (NYSE: AIZ) is a leading global provider of lifestyle and housing solutions that support, protect and connect major consumer purchases. Anticipating the evolving needs of consumers, Assurant partners with the world’s leading brands to develop innovative products and services and to deliver an enhanced customer experience. A Fortune 500 company with a presence in 21 countries, Assurant offers mobile device solutions; extended service contracts; vehicle protection services; pre-funded funeral insurance; renters insurance; lender-placed insurance products; and other specialty products. The Assurant Foundation strengthens communities by supporting charitable partners that help protect where people live and can thrive, connect with local resources, inspire inclusion and prepare leaders of the future.
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Learn more at assurant.com or on Twitter @AssurantNews.

Media Contact:
Linda Recupero
Senior Vice President, Enterprise Communication
201.519.9773
linda.recupero@assurant.com

Investor Relations Contacts:
Suzanne Shepherd
Senior Vice President, Investor Relations
201.788.4324
suzanne.shepherd@assurant.com

Sean Moshier
Assistant Vice President, Investor Relations
914.204.2253
sean.moshier@assurant.com

Safe Harbor Statement

Some of the statements included in this news release, including any statements regarding the company’s anticipated future financial performance, business prospects, growth and operating strategies and similar matters, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of words such as “outlook,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. For a detailed discussion of the factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, each as filed with the SEC.